                                  Exhibit 23.4

                         CONSENT OF PATRICK B. COLLINS

     I hereby consent to the use of my name under the heading "MANAGEMENT" in the Prospectus which is a part of this Registration Statement on Form S-1, and to the use of my name wherever appearing in this Registration Statement on Form S-1 and related Prospectus, and any amendments thereto.


Dated: October 30, 1997
                                       /s/ PATRICK B. COLLINS
                                       -------------------------------
                                       Patrick B. Collins